Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Effective February 1, 2021, CorEnergy Infrastructure Trust, Inc., (“CorEnergy” or the “Company”) acquired a 49.50 percent interest in Crimson Midstream Holdings, LLC (“Crimson”), with the right to acquire the remaining 50.50 percent interest, in exchange for a combination of cash on hand of approximately $74.6 million (after giving effect to initial working capital adjustments), commitments to issue new common and preferred equity with a fair value of $115.3 million (also after giving effect to the initial working capital adjustments), contribution of the Grand Isle Gathering System, LP (“GIGS”) to the sellers with a fair value of $48.9 million and $105.0 million in new term loan and revolver borrowings (the “Crimson Credit Facility”), all as detailed further below (the “Crimson Transaction”). The preliminary fair value of the aggregate consideration is $343.8 million, subject to certain post-closing purchase price adjustments.

Crimson owns indirectly an approximately 2,000-mile crude oil transportation pipeline system, including approximately 1,300 active miles, and associated storage facilities located in southern California and the San Joaquin Valley. The pipeline network provides a critical link between California crude oil production and California refineries. The California Public Utility Commission (“CPUC”) regulates the rates and administration of the transportation tariffs which comprise the majority of Crimson’s revenue generating activities.

To effect the Crimson Transaction, the Company entered into and consummated a Membership Interest Purchase agreement (the “MIPA”) with CGI Crimson Holdings, L.L.C. (“Carlyle”), Crimson, and John D. Grier (“Grier”). Pursuant to the terms of the MIPA, the Company acquired all of the Class C Units of Crimson owned by Carlyle, which represents 49.50 percent of all of the issued and outstanding membership interests of Crimson, in exchange for $66.0 million in cash and the transfer to Carlyle of the Company’s interest in GIGS. The MIPA also contains standard representations, warranties, covenants and indemnities. The Company’s interest was acquired with an effective date of February 1, 2021, as contemplated by the parties and documented in the First Amendment to the MIPA.

As described above, a portion of the consideration paid to Carlyle pursuant to the MIPA was the transfer of the Company’s interest in GIGS. In connection with that disposition, the Company and Grand Isle Corridor, LP, the Company’s subsidiary (“Grand Isle”), entered into a Settlement and Mutual Release Agreement (the “Settlement Agreement”) with Energy XXI GIGS Services, LLC, Energy XXI Gulf Coast, Inc. and CEXXI, LLC (the “EXXI Entities”). Energy XXI GIGS Services, LLC (“EGC Tenant”) was the tenant under the Lease Agreement, dated June 30, 2015 with Grand Isle (the “GIGS Lease”). Grand Isle initially received a Guaranty dated June 22, 2015 from Energy XXI Ltd. in connection with the original purchase of the GIGS, which was assumed by Energy XXI Gulf Coast, Inc., as guarantor of the obligations of EGC Tenant pursuant to the terms of the Assignment and Assumption of Guaranty and Release dated December 30, 2016 (as assigned and assumed, the “Tenant Guaranty”). Pursuant to the terms of the Settlement Agreement, the Company and Grand Isle released the EXXI Entities for any and all claims, except for the Environmental Indemnity under the GIGS Lease, which shall survive, and the EXXI Entities released the Company and Grand Isle from any and all claims. As previously disclosed in the Company’s periodic reports, the Company had initiated litigation to enforce its rights under the GIGS Lease, including for non-payment of rent. The parties have agreed to jointly dismiss such litigation in connection with the Settlement Agreement. Additionally, the GIGS Lease and Tenant Guaranty were cancelled and terminated.

The following unaudited pro forma combined financial statements are based on our historical consolidated financial statements as adjusted to give effect to the Crimson Transaction, GIGS disposition and Settlement Agreement, and related debt financing as of February 1, 2021 (collectively the “Crimson Transaction Adjustments”). The unaudited pro forma combined statement of operations for the year ended December 31, 2020 gives effect to the Crimson Transaction Adjustments as if they had occurred on January 1, 2020. The unaudited pro forma combined balance sheet as of December 31, 2020 gives effect to the Crimson Transaction Adjustments as if they had occurred on December 31, 2020.

Exhibit 99.3
The unaudited pro forma combined statement of operations for the year ended December 31, 2020 also gives effect to the sale of the Pinedale Liquids Gathering System ("Pinedale LGS") to Ultra Wyoming, LLC ("Ultra Wyoming") and termination of the Pinedale Lease Agreement (collectively, the “Pinedale Transaction”) effective January 1, 2020. The Pinedale Transaction was completed on June 30, 2020 as described in the Company’s Current Reports on Form 8-K dated June 26, 2020 and July 7, 2020. The Pinedale Transaction pro forma adjustments are referred to as the Pinedale Other Transaction Adjustments. We refer to these unaudited pro forma combined financial statements as “pro forma financial information.”

The pro forma financial information has been prepared by CorEnergy for illustrative and informational purposes only in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the U.S. Securities and Exchange Commission (the “SEC”) on May 21, 2020. The pro forma financial information is based on various adjustments and assumptions and is not necessarily indicative of what CorEnergy’s consolidated statement of operations or consolidated statement of financial condition actually would have been had the Crimson Transaction and other transaction adjustments been completed as of the dates indicated or will be for any future periods. These adjustments are based on preliminary estimates and will be different from the adjustments based on final acquisition accounting when it is completed, and these differences could be material.

The unaudited pro forma combined financial statements and accompanying notes have also been prepared in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”), including the acquisition method of accounting. The accounting principles are consistent with those used in the audited CorEnergy consolidated financial statements and the related notes included in the 2020 Form 10-K as filed with the SEC on March 4, 2021 and the audited Combined Carve-Out Financial Statements of Crimson California and the related notes included in Exhibit 99.1 to this Amendment No. 1 to Current Report on Form 8-K/A. The financial information should be read in conjunction with the accompanying notes to the unaudited pro forma combined financial information.

Exhibit 99.3
CorEnergy Infrastructure Trust, Inc.
Pro Forma Combined Balance Sheet (Unaudited)
As of December 31, 2020

	Historical		Transaction Accounting Adjustments				Other Transaction Accounting Adjustments
	CorEnergy As Adjusted (Note 2)	Crimson California As Adjusted (Note 2)	GIGS Accounting Adjustments	FN	Crimson Transaction Accounting Adjustments	FN	Other Adjustments	FN	Pro Forma
Assets
Leased property, net of accumulated depreciation	$64,938,010	$—	$(63,628,933)	4a)	$—		$—		$1,309,077
Property and equipment, net of accumulated depreciation	106,224,598	218,298,655	48,873,169	4b)	65,002,707	5b)	—		438,399,129
Financing notes and related accrued interest receivable, net of reserve	1,209,736	—	—		—		—		1,209,736
Cash and cash equivalents	99,596,907	27,572,934	—		(100,419,462)	5a)	(106,114)	6a)	26,644,265
Accounts and other receivables	3,675,977	11,501,088	—		(106,647)	5c)	—		15,070,418
Inventory	87,940	997,618	—		684,019	5c)	—		1,769,577
Deferred costs, net of accumulated amortization	1,077,883	257,271	(168,191)	4c)	885,076	5d)	(909,692)	6b)	1,142,347
Prepaid expenses and other assets	2,054,804	7,572,493	—		(1,377,561)	5c)	—		8,249,736
Operating right-of-use assets	85,879	—	—		6,268,077	5c)	—		6,353,956
Deferred tax asset, net	4,282,576	—	—		—		—		4,282,576
Goodwill	1,718,868	—	—		—		—		1,718,868
Due from affiliated companies, net	—	2,206,745	—		(2,206,745)	5c)	—		—
Total Assets	$284,953,178	$268,406,804	$(14,923,955)		$(31,270,536)		$(1,015,806)		$506,149,685

Exhibit 99.3

	Historical		Transaction Accounting Adjustments				Other Transaction Accounting Adjustments
	CorEnergy As Adjusted (Note 2)	Crimson California As Adjusted (Note 2)	GIGS Accounting Adjustments	FN	Crimson Transaction Accounting Adjustments	FN	Other Adjustments	FN	Pro Forma
Liabilities and Equity
Secured credit facilities, net of debt issuance costs	$—	$275,900,000	$—		$(172,728,772)	5e)	$—		$103,171,228
Unsecured convertible senior notes, net of discount and debt issuance costs	115,008,130	—	—		—		—		115,008,130
Asset retirement obligation	8,762,579	—	(8,762,579)	4a)	—		—		—
Accounts payable and other accrued liabilities	4,628,847	23,286,586	—		(9,261,377)	5c)	—		19,437,463
	—	—	—		783,407	5g)
Management fees payable	971,626	—	(640,997)	4d)	—		—		330,629
Income tax liability	—	—	—		—		236,813	6c)	236,813
Operating lease liability	56,441	—	—		6,268,077	5c)	—		6,324,518
Unearned revenue	6,125,728	3,180,368	—		(2,865,368)	5c)	—		6,440,728
Total Liabilities	$135,553,351	$302,366,954	$(9,403,576)		$(177,804,033)		$236,813		$250,949,509

Equity
Series A Cumulative Redeemable Preferred Stock 7.375%, $125,270,350 liquidation preference ($2,500 per share, $0.001 par value), 10,000,000 authorized; 50,108 issued and outstanding at December 31, 2020	$125,270,350	$—	$—		$—		$—		$125,270,350
Capital stock, non-convertible, $0.001 par value; 13,651,521 shares issued and outstanding at December 31, 2020 (100,000,000 shares authorized)	13,652	—	—		—		—		13,652

Exhibit 99.3

	Historical		Transaction Accounting Adjustments				Other Transaction Accounting Adjustments
	CorEnergy As Adjusted (Note 2)	Crimson California As Adjusted (Note 2)	GIGS Accounting Adjustments	FN	Crimson Transaction Accounting Adjustments	FN	Other Adjustments	FN	Pro Forma
Additional paid-in capital	339,742,380	—	—		—		—		339,742,380
Retained deficit	(315,626,555)	(33,960,150)	(5,993,185)	4a)	33,960,150	5f)	(106,114)	6a)	(325,149,243)
	—	—	(168,191)	4c)	(1,966,283)	5g)	(909,692)	6b)
	—	—	640,997	4d)	(783,407)	5g)	(236,813)	6c)
Total CorEnergy Equity	149,399,827	(33,960,150)	(5,520,379)		31,210,460		(1,252,619)		139,877,139
Non-controlling Interest	—	—	—		115,323,037	5h)			115,323,037
Total Equity	149,399,827	(33,960,150)	(5,520,379)		146,533,497		(1,252,619)		255,200,176
Total Liabilities and Equity	$284,953,178	$268,406,804	$(14,923,955)		$(31,270,536)		$(1,015,806)		$506,149,685
See accompanying Notes to the Pro Forma Combined Financial Statements

Exhibit 99.3

CorEnergy Infrastructure Trust, Inc.
Pro Forma Combined Statement of Operations (Unaudited)
For the year ended December 31, 2020

	Historical		Transaction Accounting Adjustments				Other Transaction Adjustments
	CorEnergy	Crimson California As Adjusted (Note 2)	GIGS Accounting Adjustments	FN	Crimson Transaction Accounting Adjustments	FN	Other Adjustments	FN	Pinedale Transaction Adjustments	FN	Pro Forma
Revenue
Lease revenue	$21,351,123	$1,341,900	$(10,164,636)	4e)	$—		$—		$(11,095,987)	7a)	$1,432,400
Deferred rent receivable write-off	(30,105,820)	—	—		—		—		—		(30,105,820)
Transportation and distribution revenue	19,972,351	92,897,532	—		—		—		—		112,869,883
Pipeline loss allowance subsequent sales	—	7,109,818	—		—		—		—		7,109,818
Financing revenue	120,417	—	—		—		—		—		120,417
Other revenue	—	682,432	—		—		—		—		682,432
Realized loss on commodity derivatives	—	(742,650)	—		—		—		—		(742,650)
Total Revenue	11,338,071	101,289,032	(10,164,636)		—		—		(11,095,987)		91,366,480

Expenses
Transportation and distribution expenses	6,059,707	54,742,069	—		—		(386,380)	6d)	—		60,415,396
Pipeline loss allowance subsequent sales cost of revenue	—	6,263,454	—		684,019	5i)	—		—		6,947,473
General and administrative	12,231,922	15,023,076	(2,641,855)	4f)	2,749,690	5j)	(3,086,168)	6d)	(1,197,599)	7b)	20,890,036
			(1,156,166)	4g)					(1,032,864)	7c)
Depreciation, amortization and accretion expense	13,654,429	9,167,615	(6,505,598)	4h)	1,737,402	5k)	—		(3,646,801)	7d)	14,407,047
Loss on impairment of leased property	140,268,379	—	—		—		—		—		140,268,379
Loss on impairment and disposal of leased property	146,537,547	—	12,468,219	4i)	—		—		—		159,005,766
Loss on impairment of property and equipment	—	55,731,523	—		—		—		—		55,731,523
Loss on termination of lease	458,297	—	198,755	4j)	—		—		—		657,052
Total expenses	319,210,281	140,927,737	2,363,355		5,171,111		(3,472,548)		(5,877,264)		458,322,672
Operating loss	(307,872,210)	(39,638,705)	(12,527,991)		(5,171,111)		3,472,548		(5,218,723)		(366,956,192)
Other Income (Expense)

Exhibit 99.3

	Historical		Transaction Accounting Adjustments				Other Transaction Adjustments
	CorEnergy	Crimson California As Adjusted (Note 2)	GIGS Accounting Adjustments	FN	Crimson Transaction Accounting Adjustments	FN	Other Adjustments	FN	Pinedale Transaction Adjustments	FN	Pro Forma
Net distributions and other income	471,449	436,897	—		—		—		—		908,346
Reimbursable project gains	—	674,975	—		—		—		—		674,975
Interest expense	(10,301,644)	(11,426,531)	—		5,572,183	5l)	1,392,958	6e)	1,193,146	7e)	(13,569,888)
Affiliate management fee	—	3,472,548	—		—		(3,472,548)	6d)	—		—
Gain (loss) on extinguishment of debt	11,549,968	—	—		—		(1,484,233)	6f)	—		10,065,735
Total Other Income (Expense)	1,719,773	(6,842,111)	—		5,572,183		(3,563,823)		1,193,146		(1,920,832)
Loss before income taxes	(306,152,437)	(46,480,816)	(12,527,991)		401,072		(91,275)		(4,025,577)		(368,877,024)
Taxes	—	—	—		—		—		—		—
Current tax expense (benefit)	(395,843)	—	—		—		236,813	6c)	—		(159,030)
Deferred tax expense	310,985	—	—		—		—		—		310,985
Income tax expense (benefit), net	(84,858)	—	—	4k)	—	5m)	236,813		—	7f)	151,955
Net Loss	(306,067,579)	(46,480,816)	(12,527,991)		401,072		(328,088)		(4,025,577)		(369,028,979)
Less: Net loss attributable to non-controlling interest	—	—	—		(21,881,677)	5n)	(119,591)	6g)	—		(22,001,268)
Net Loss attributable to CorEnergy Stockholders	(306,067,579)	(46,480,816)	(12,527,991)		22,282,749		(208,497)		(4,025,577)		(347,027,711)
Preferred dividend requirements	9,189,809	—	—		—		—		—		9,189,809
Net Loss attributable to Common Stockholders	$(315,257,388)	$(46,480,816)	$(12,527,991)		$22,282,749		$(208,497)		$(4,025,577)		$(356,217,520)

Loss Per Common Share:
Basic	$(23.09)										$(26.10)
Diluted	$(23.09)										$(26.10)
Weighted Average Shares of Common Stock Outstanding:
Basic	13,650,718										13,650,718
Diluted	13,650,718										13,650,718
Dividends declared per share	$0.90										$0.90
See accompanying Notes to the Pro Forma Combined Financial Statements

Exhibit 99.3
Note 1 - Basis of Presentation

The CorEnergy and Crimson historical information has been derived from CorEnergy’s and Crimson’s audited historical financial statements, respectively. Crimson is also referred to as “Crimson California” in reference to historical periods for the entity. Certain of CorEnergy’s and Crimson California’s historical amounts have been reclassified to conform to CorEnergy’s financial statement presentation as discussed further in Note 2. The unaudited pro forma combined financial statements should be read in conjunction with the separate historical financial statements and related notes thereto of CorEnergy and Crimson California. The pro forma combined balance sheet gives effect to the acquisition as if it had been completed on December 31, 2020. The pro forma combined statement of operations gives effect to the acquisition as if it had been completed on January 1, 2020. The acquisition and the related adjustments are described in the accompanying notes to the unaudited pro forma combined financial statements. In the opinion of CorEnergy’s management, all material adjustments have been made that are necessary to present fairly, in accordance with Regulation S-X Article 11, Pro Forma Financial Information, as amended by the final rule, Amendments to Financial Disclosures About Acquired and Disposed Businesses, as adopted by the SEC on May 21, 2020. The pro forma financial statements do not purport to be indicative of the financial position or results of operations of the combined company that would have occurred if the acquisition had occurred on the dates indicated, nor are they indicative of CorEnergy’s future financial position or results of operations.

As of February 1, 2021, CorEnergy holds a 49.50 percent interest in Crimson and Grier and Grier members hold the remaining 50.50 percent interest. Crimson is a variable interest entity (“VIE”) as the legal entity is structured with non-substantive voting rights resulting from (i) the disproportionality between the voting interests of its members and certain economics of the distribution waterfall in the Third Amended and Restated Limited Liability Agreement (“Third LLC Agreement”) and (ii) the de facto agent relationship between CorEnergy and Grier, who was appointed to CorEnergy’s Board of Directors upon closing of the Crimson Transaction. As a result of this related party relationship, substantially all of Crimson’s activities either involve or are conducted on behalf of CorEnergy that has disproportionately few voting rights, including Grier as a de facto agent. CorEnergy was determined to be the entity “most closely associated” with the VIE. Therefore, CorEnergy is the primary beneficiary and will consolidate Crimson. Grier’s 50.50 percent interest is reflected as a non-controlling interest in the pro forma financial information. The unaudited pro forma combined financial statements have been prepared based on the Company’s consolidation conclusions for Crimson.

Exhibit 99.3
Note 2 - Reclassifications and Conforming Accounting Policies

CorEnergy’s historical balance sheet has been adjusted to reflect reclassifications to conform to new financial statement line items presented as a result of the Crimson Transaction. These reclassification adjustments include the following:

	As of December 31, 2020
	CorEnergy Historical	Reclassification Adjustments	CorEnergy As Adjusted
Assets
Inventory	$—	$87,940	$87,940
Prepaid expenses and other assets	2,228,623	(173,819)	2,054,804
Operating right-of-use asset	—	85,879	85,879
	$2,228,623	$—	$2,228,623

Liabilities
Accounts payable and other accrued liabilities	$4,685,288	$(56,441)	$4,628,847
Operating lease liability	—	56,441	56,441
	$4,685,288	$—	$4,685,288

CorEnergy’s accounting policy is to present an unclassified balance sheet. The unaudited pro forma combined financial statements have been adjusted to reflect reclassifications of Crimson California’s financial statements to conform to CorEnergy’s financial statement presentation. These reclassification adjustments include the following:

	As of December 31, 2020
	Crimson California Historical	Reclassification Adjustments	Crimson California As Adjusted
Assets
Current Assets
Cash and cash equivalents	$27,572,934	$—	$27,572,934
Accounts receivable - trade	10,718,998	(10,718,998)	—
Accounts receivable - non-trade	353,049	(353,049)	—
Insurance receivable	429,041	(429,041)	—
Accounts and other receivables	—	11,501,088	11,501,088
Inventory	899,193	98,425	997,618
Due from affiliated companies, net	2,206,745	—	2,206,745
Deposits, prepaids, and other current assets	5,932,665	(5,932,665)	—
Prepaid expenses and other assets	—	7,572,493	7,572,493
Total current assets	$48,112,625	$1,738,253
Noncurrent Assets
Property and equipment, net	218,298,655	—	218,298,655
Unamortized debt issuance costs	257,271	(257,271)	—
Deferred costs, net of accumulated amortization	—	257,271	257,271

Exhibit 99.3

Other assets	1,738,253	(1,738,253)	—
Total Assets	$268,406,804	$—	$268,406,804

Liabilities and Members' Deficit
Current Liabilities
Short-term debt	$275,900,000	$(275,900,000)	$—
Secured credit facilities, net of debt issuance costs	—	275,900,000	275,900,000
Accounts payable - trade	6,371,690	(6,371,690)	—
Accrued pipeline release	1,303,994	(1,303,994)	—
Accounts payable and other accrued liabilities		23,286,586	23,286,586
Accrued liabilities and other current liabilities	14,608,443	(14,608,443)	—
Total current liabilities	$298,184,127	$1,002,459
Noncurrent Liabilities
Deferred revenue and other non-current liabilities	$4,182,827	$(4,182,827)	$—
Unearned revenue	—	3,180,368	3,180,368
Total noncurrent liabilities	4,182,827	(1,002,459)
Total liabilities	$302,366,954	$—	$302,366,954

Members' Deficit
Accumulated members' deficit	$(33,960,150)	$33,960,150	$—
Retained deficit	—	(33,960,150)	(33,960,150)
Total Liabilities and Members' Deficit	$268,406,804	$—	$268,406,804

Exhibit 99.3

	Year Ended December 31, 2020
	Crimson California Historical	Reclassification Adjustments	Crimson California As Adjusted
Revenue
Transportation revenue	$92,897,532	$(92,897,532)	$—
Transportation and distribution revenue	—	92,897,532	92,897,532
Pipeline loss allowance subsequent sales	7,109,818	—	7,109,818
Storage lease revenue	1,341,900	(1,341,900)	—
Lease revenue	—	1,341,900	1,341,900
Other revenue	682,432	—	682,432
Realized loss on commodity derivatives	(742,650)	—	(742,650)
Total Revenue	101,289,032	—	101,289,032

Expenses
Cost of revenue (exclusive of items shown separately below)	54,742,069	(54,742,069)	—
Transportation and distribution expenses	—	54,742,069	54,742,069
Pipeline loss allowance subsequent sales cost of revenue	6,263,454	—	6,263,454
Depreciation and accretion expense	9,167,615	(9,167,615)	—
Depreciation, amortization and accretion expense	—	9,167,615	9,167,615
Total cost of revenue	70,173,138	—

Impairment of property and equipment	55,731,523	—	55,731,523
General and administrative	15,023,076	—	15,023,076
Total operating expenses	140,927,737	—	140,927,737
Operating loss	(39,638,705)	—	(39,638,705)

Reimbursable project gains	674,975	—	674,975
Interest expense	(11,426,531)	—	(11,426,531)
Affiliate management fee	3,472,548	—	3,472,548
Other Income, net	436,897	(436,897)	—
Net distributions and other income		436,897	436,897
Net Loss	$(46,480,816)	$—	$(46,480,816)

Accounting Policies

The accounting policies used in the preparation of the unaudited pro forma combined financial information are those described in the Company’s audited consolidated financial statements as of and for the year ended December 31, 2020. The Company performed a preliminary review of Crimson California’s accounting policies to determine whether any adjustments were necessary to ensure comparability in the unaudited pro forma combined financial information. The Company identified differences in the timing of the adoption of Accounting Standards Codification

Exhibit 99.3
Topic 842, Leases (“ASC 842”), as discussed below, and certain amounts that have been reclassified to conform to the Company’s financial statement presentation. At this time, the Company is not aware of any other differences that would have a material effect on the unaudited pro forma combined financial information, including any differences in the timing of adoption of new accounting standards. However, the Company will continue to perform its detailed review of Crimson California’s accounting policies. Upon completion of that review, differences may be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the unaudited pro forma combined financial information.

The Company adopted ASC 842 on January 1, 2019, whereas Crimson California, as a private company, adopted ASC 842 on January 1, 2021. Based on a preliminary assessment, the primary impact of adopting the new standard relates to the recognition of operating lease right-of-use assets of $7.1 million and operating lease liabilities of $7.2 million as of January 1, 2020. The unaudited pro forma combined balance sheet has been adjusted to reflect the adoption of ASC 842 as well as the application of purchase accounting to the acquired leases, as further described in Note 3 herein. The Company did not identify any material impacts to the unaudited pro forma combined statement of operations as a result of Crimson California’s adoption of ASC 842.

Exhibit 99.3
Note 3 - Preliminary Acquisition Accounting

CorEnergy has determined it is the accounting acquirer for the Crimson Transaction, which will be accounted for under the acquisition method of accounting for business combinations in accordance with ASC 805, Business Combinations (“ASC 805”). The allocation of the preliminary estimated purchase price with respect to the Crimson Transaction is based upon management's estimates of and assumptions related to the fair values of assets to be acquired and liabilities to be assumed as of February 1, 2021. The pro forma financial statements have been prepared based on these preliminary estimates, and as such, the final purchase price allocation and the resulting effect on CorEnergy’s financial position and results of operations may differ significantly from the pro forma amounts included herein. CorEnergy expects to finalize the purchase price allocation no later than 12 months after completing the Crimson Transaction.

The following tables present the preliminary consideration and preliminary purchase price allocation of the assets acquired and the liabilities assumed in the Crimson Transaction:

Preliminary calculation of estimated Transaction consideration for 100% of the equity of Crimson Midstream Holdings, LLC		As of February 1, 2021
Cash consideration	$74,649,245
Total cash consideration		74,649,245

Contribution of Grand Isle Gathering System	48,873,169
Total in-kind consideration		48,873,169

New term loan	80,000,000
New revolving credit facility	25,000,000
Total debt		105,000,000

Equity consideration to non-controlling interest holder	115,323,037
Total equity consideration		115,323,037

Preliminary fair value of estimated total Crimson Transaction consideration		$343,845,451

Exhibit 99.3

Crimson Midstream Holdings, LLC	As of February 1, 2021
Assets Acquired
Cash and cash equivalents	$6,554,921
Accounts and other receivables	11,394,441
Inventory	1,681,637
Prepaid expenses and other assets	6,144,932
Property and equipment, net of accumulated depreciation	332,174,531
Operating right-of-use asset	6,268,077
Total assets acquired:	$364,218,539
Liabilities Assumed
Accounts payable and other accrued liabilities	$13,790,011
Operating lease liability	6,268,077
Unearned revenue	315,000
Total liabilities assumed:	$20,373,088
Net Assets Acquired:	$343,845,451
Non-controlling interest at fair value	$115,323,037

Non-controlling Interest

At closing of the Crimson Transaction and under the Third LLC Agreement, Grier and the Grier Members’ interests in Crimson were exchanged for (i) 1,613,202 Class A-1 Units, (ii) 2,436,000 Class A-2 Units, (iii) 2,450,142 Class A-3 Units and 505,000 of C-1 Units, which represent a 50.50 percent voting interest in Crimson. Grier and the Grier Members’ ownership interest in the Class A-1, A-2 and A-3 units at Crimson is reflected as a non-controlling interest in the pro forma combined financial statements and was recognized at fair value at closing of the transaction.

Under the Third LLC Agreement, all material business decisions and actions will require supermajority approval of the Crimson managers; provided, however, that Grier will make decisions regarding the day-to-day operations of the assets regulated by the CPUC. Change of control of the CPUC regulated assets is subject to the approval of the CPUC (“CPUC Approval”), which is expected to occur in the third quarter of 2021. Upon CPUC Approval, the parties will enter into a Fourth Amended and Restated LLC Agreement of Crimson (“Fourth LLC Agreement”), which will, among other things, (i) give the Company additional ownership of Crimson and its assets in connection with an anticipated further restructuring of the Company's asset ownership structure and (ii) provide the Grier Members and Management Members (as defined below) the right to exchange their entire interest in Crimson for securities of the Company as follows:

•Class A-1 Units will become exchangeable for up to 1,613,202 shares of a newly created Series C Preferred Stock of the Company (“Series C Preferred”), which may be converted by the holder into up to 1,716,172 of the Company’s depositary shares, each representing 1/100th of a share of the Company’s 7.375% Series A Cumulative Redeemable Preferred Stock (“Series A Preferred”);

•Class A-2 Units will become exchangeable for up to 2,436,000 shares of a newly created Series B Preferred Stock of the Company (“Series B Preferred”), which will be convertible, provided that the Company’s existing stockholders approve in compliance with the rules of the New York Stock Exchange (“NYSE”), into up to 8,675,214 additional shares of a new non-listed Class B Common Stock of the Company (“Class B Common Stock”), with such conversion to occur automatically assuming stockholder approval is received; and

Exhibit 99.3
•Class A-3 Units will become exchangeable for up to 2,450,142 shares of the newly created Class B Common Stock.

Prior to CPUC approval, the terms of the Third LLC Agreement provide the Grier Members the right to receive any distributions that the Company’s Board of Directors determines would be payable if they held the shares of Class B Common Stock, Series B Preferred, and Series C Preferred, respectively. Following CPUC Approval, the terms of the Fourth LLC Agreement provide that such rights will continue until the Grier Members elect to exchange the Crimson units for the related securities of the Company. In addition, after CPUC Approval, certain Crimson units held by the Grier Members are expected to be transferred to other individuals currently managing Crimson (the “Management Members”).

Note 4 - Transaction Accounting Adjustments - Grand Isle Gathering System Disposal

A. Adjustments to the Unaudited Pro Forma Combined Balance Sheet as of December 31, 2020, as if the sale of the Grand Isle Gathering System occurred on December 31, 2020.

The adjustments to the unaudited pro forma combined balance sheet as of December 31, 2020 are as follows:

4a) This adjustment reflects the disposal and loss on the GIGS asset, which was provided to Carlyle as partial consideration for the Crimson Transaction. Carlyle also assumed the asset retirement obligation associated with the GIGS asset (collectively, the “GIGS Disposal Group”). As of December 31, 2020, the net book value of GIGS was $63.6 million (including accumulated depreciation of $6.6 million) and the asset retirement obligation was $8.8 million. The GIGS asset had a fair value of $48.9 million upon closing of the Crimson Transaction resulting in a pro forma loss on disposal and impairment of leased property of approximately $6.0 million for the GIGS Disposal Group, which is included in retained earnings.

4b) This adjustment of $48.9 million reflects the fair value of assets received in exchange for the GIGS leased asset, which in combination with the $65.0 million adjustment in 5b) represents the pro forma adjustment for the property and equipment acquired at fair value. Refer to Note 3 for the preliminary purchase price allocation, which includes the other purchase consideration provided upon closing of the Crimson Transaction.

4c) This adjustment reflects the pro forma write-off of the deferred lease costs of $168 thousand associated with the termination of the GIGS Lease, which results in a pro forma loss on termination of the lease, included in retained earnings.

4d) The adjustment reflects the pro forma decrease in the management fee payable under the Management Agreement, dated as of May 8, 2015 and effective as of May 1, 2015, by and between the Company, and Corridor InfraTrust Management, LLC (the "Manager") of approximately $641 thousand due to a reduction in the assets under management resulting from the GIGS disposal.

B. Adjustments to the Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 2020, as if the sale of the Grand Isle Gathering System occurred on January 1, 2020.

The adjustments to the unaudited pro forma combined statement of operations for the year ended December 31, 2020 are as follows:

4e) This adjustment reflects the elimination of lease revenue of $10.2 million related to the GIGS Lease recognized in the first quarter of 2020. The EGC Tenant did not pay rent for the remainder of 2020 and the GIGS Lease was terminated in connection with the closing of the Crimson Transaction.

4f) This adjustment reflects the pro forma decrease in the management fee expense under the Management agreement between the Company and the Manager of approximately $2.6 million due to a reduction in the assets under management resulting from the GIGS sale.

Exhibit 99.3
4g) This adjustment reflects the pro forma decrease in general and administrative expense of $1.2 million, primarily for legal and consulting costs related to the litigation with the EGC Tenant and the asset impairment recognized in the first quarter of 2020.

4h) This adjustment reflects the elimination of depreciation, amortization, and accretion expense of $6.5 million as a result of the sale of GIGS and termination of the GIGS Lease.

4i) This adjustment assumes the GIGS impairment of $140.3 million occurred at the beginning of the year and was followed by an immediate sale of the GIGS asset on January 1, 2020. Post-impairment the GIGS asset had a net book value of $69.4 million and an asset retirement obligation of $8.0 million, collectively the GIGS Disposal Group of $61.4 million. The fair value at the time of sale was $48.9 million resulting in a loss on impairment and disposal of leased property of approximately $12.5 million.

4j) This adjustment reflects the pro forma write-off of the deferred lease costs of $199 thousand associated with the termination of the GIGS Lease, which results in a pro forma loss on termination of the lease.

4k) CorEnergy operates as a real estate investment trust (“REIT”) and therefore, the pro forma adjustments to the combined statement of operations for this transaction do not have an impact on income taxes.

Note 5 - Transaction Accounting Adjustments - Acquisition and Financing

In addition to the reclassification adjustments in Note 2, the pro forma financial statements reflect adjustments to (i) reconcile the historical book value of Crimson to the preliminary fair value of the assets and liabilities acquired in accordance with the acquisition method of accounting, (ii) reflect the refinancing of Crimson California’s debt, (iii) reflect the transfer of GIGS to Carlyle and (iv) include the estimated direct transaction costs.

A. Adjustments to the Unaudited Pro Forma Combined Balance Sheet as of December 31, 2020, as if the Crimson Transaction occurred on December 31, 2020.

The adjustments to the unaudited pro forma combined balance sheet as of December 31, 2020 are as follows:

5a) This adjustment reflects the following impacts to cash and cash equivalents as a result of the closing of the Crimson Transaction:

Description	As of December 31, 2020
Cash paid to acquire 49.50% interest in Crimson	$(66,049,245)
Cash paid to extinguish Crimson’s pre-transaction credit facility	(8,600,000)
Cash paid for certain financing costs on assumption of new Crimson Credit Facility	(2,785,921)
Cash paid for transaction costs at closing	(1,966,283)
Adjustment for cash acquired from Crimson at closing	(21,018,013)
Transaction accounting adjustment to cash	$(100,419,462)

5b) This adjustment of $65.0 million, along with the adjustment in 4b) of $48.9 million representing the partial consideration for the GIGS asset and the historical Crimson California value of $218.3 million, reflects the increase in property and equipment to realize fair value of the assets acquired in the Crimson Transaction of $332.2 million. The material assets acquired include land, crude oil pipelines, rights of way, tanks and pumping equipment for which the estimated useful lives per the Company’s accounting policy are outlined in the table below:

Exhibit 99.3

Useful Lives
Crude oil pipelines - trunk	35 years
Crude oil pipelines - gathering	15 years
Rights of Way	Indefinite
Tanks	35 years
Pumping Equipment	15 years

5c) This reflects the adjustments to fair value set forth in the table below as a result of purchase price allocation and elimination of assets and liabilities not acquired in the Crimson Transaction. Refer to Note 3 for preliminary fair values of assets and liabilities acquired and refer to 5a), 5b) and 5d) for cash, property and equipment and long-term debt.

Description	As of December 31, 2020
Accounts and other receivables	$(106,647)
Inventory	684,019
Prepaid expenses and other assets(1)	(1,377,561)
Operating right-of-use assets	6,268,077
Due from affiliated companies, net	(2,206,745)
Accounts payable and other accrued liabilities(2)	(9,261,377)
Operating lease liability	6,268,077
Unearned revenue	(2,865,368)
Transaction accounting adjustment for assets and liabilities acquired	$(2,597,525)

(1) Includes a prepaid administrative fee of $50 thousand associated with financing the Crimson Credit Facility.
(2) Includes $235 thousand of debt issuance costs associated with financing the Crimson Credit Facility.

5d) This adjustment reflects the net effect of the elimination of Crimson California’s debt issuance costs associated with the pre-transaction credit facility and the new debt issuance costs allocated to the $50.0 million Crimson Revolver associated with the Crimson Credit Facility due 2024.

Description	As of December 31, 2020
Write-off of debt issuance costs associated with Crimson’s pre-transaction credit facility	$(257,271)
Debt issuance costs allocated to the Crimson Revolver	1,142,347
Transaction accounting adjustment for debt issuance costs	$885,076

5e) This adjustment reflects the net effect of the elimination of Crimson’s pre-transaction credit facility of $275.9 million and the issuance of the new Crimson Credit Facility with Crimson Midstream Operating and Corridor MoGas, Inc. as co-borrowers, as detailed below. The Crimson Credit Facility includes an $80.0 million term loan due 2024 (exclusive of debt issuance costs of $1.8 million) and $25.0 million drawn on the $50.0 million revolving credit facility due 2024.

Exhibit 99.3

Description	As of December 31, 2020
Decrease for debt assumed by an affiliate of Crimson	$(162,300,000)
Decrease for extinguishment of Crimson’s pre-transaction credit facility	(113,600,000)
Increase for issuance of Crimson Term Loan due February 4, 2024	80,000,000
Increase for issuance of Crimson Revolver due February 4, 2024	25,000,000
Debt issuance costs related to Crimson Term Loan	(1,828,772)
Transaction accounting adjustment for debt	$(172,728,772)

5f) Reflects the elimination of Crimson California’s historical equity balance of $34.0 million in accordance with the acquisition method of accounting.

5g) This adjustment reflects approximately $2.0 million in transaction costs paid at closing for investment advisors and legal fees, included in 5a) above, and $783 thousand of additional due diligence costs incurred prior to closing the transaction, which are reflected in accounts payable and other accrued liabilities.

5h) This adjustment reflects Grier’s 50.50 percent interest in Crimson California, which is reflected as a non-controlling interest in CorEnergy’s pro forma combined balance sheet. At closing, the fair value of the non-controlling interest is estimated at $115.3 million. Refer to Note 3 for further details on the non-controlling interest.

B. Adjustments to the Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 2020, as if the Crimson Transaction occurred on January 1, 2020.

The adjustments to the unaudited pro forma combined statement of operations for the year ended December 31, 2020 are as follows:

5i) This adjustment reflects the step up in fair value of crude oil inventory of $684 thousand, which was determined based on average market prices, less a discount to sell at the acquisition date. The pro forma combined statement of operations for the year ended December 31, 2020 is adjusted to increase transportation and distribution expense by the same amount, because the inventory is expected to be sold within one year of the acquisition date.

5j) This adjustment reflects $2.0 million in transaction costs incurred at closing for investment advisors and legal fees and $783 thousand of additional due diligence costs incurred for legal, accounting and valuation services prior to closing the transaction, which were not reflected in the historical statement of operations for the year ended December 31, 2020. The due diligence costs include $416 thousand incurred from Crescent Gulf, an affiliate of Crimson California, for costs related to accounting and consulting services for the Crimson Transaction.

5k) This adjustment reflects pro forma increase to depreciation, amortization and accretion expense, as detailed below, based on the preliminary purchase price allocation of estimated fair value of the property and equipment acquired and related useful lives as described in 5b).

Description	Year Ended December 31, 2020
Historical Crimson California depreciation expense	$(9,167,615)
Depreciation expense based on new purchase price fair value and useful lives	10,905,017
Transaction adjustment to depreciation, amortization and accretion	$1,737,402

5l) These adjustments reflect the net decrease to interest expense, as detailed below, due to the new Crimson Credit Facility and the extinguishment of Crimson’s pre-transaction credit facility and the changes in amortization related to debt issuance costs.

Exhibit 99.3

Description	Year Ended December 31, 2020
Elimination of interest expense and fees on Crimson’s pre-transaction credit facility	$10,561,949
Interest expense on Crimson Credit Facility(1)	(4,835,372)
Elimination of debt issuance costs for Crimson’s pre-transaction credit facility	835,979
Amortization of debt issuance costs for new Crimson Credit Facility	(990,373)
Transaction accounting adjustments to interest expense	$5,572,183

(1) At closing of the Crimson Transaction, the interest rate on the variable-rate Crimson Credit Facility was 4.61888%. A 1/8 of a percentage point increase or decrease in the benchmark rate would result in a change in interest expense of approximately $199 thousand for the year ended December 31, 2020.

5m) The majority of Crimson’s assets and revenues are REIT qualifying, except as described in 6c) below; therefore, the pro forma adjustments to the combined statement of operations for this transaction do not have an impact on income taxes.

5n) This adjustment reflects the non-controlling interest in net income (loss) in Crimson California’s historical financial statements of ($23.5 million) and the related pro forma adjustments of $1.6 million.

Note 6 - Other Transaction Adjustments

A. Adjustments to the Unaudited Pro Forma Combined Balance Sheet as of December 31, 2020, as if the Other Transaction Adjustments occurred on December 31, 2020.

The other adjustments to the unaudited pro forma combined balance sheet as of December 31, 2020 are as follows:

6a) This adjustment reflects the legal and unused fees of $106 thousand paid for the CorEnergy Credit Facility with Regions Bank, which was terminated in connection with the closing of the Crimson Transaction. As of December 31, 2020, there was no outstanding balance on the CorEnergy Credit Facility.

6b) This adjustment reflects the elimination of the deferred debt issuance costs of $910 thousand due to the termination of the CorEnergy Credit Facility with Regions Bank.

6c) This adjustment reflects the income tax provision of $237 thousand due to moving crude oil inventory and the subsequent sales of Crimson’s pipeline loss allowance inventory to a taxable REIT subsidiary as these activities are non-qualifying REIT activities.

B. Adjustments to the Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 2020, as if the Other Transaction Adjustments occurred on January 1, 2020.

The adjustments to the unaudited pro forma combined statement of operations for the year ended December 31, 2020 are as follows:

6d) In connection with the closing of the Crimson Transaction, Crimson entered into Transition Services Agreements (“TSAs”) with Crescent Gulf, an affiliated entity previously under common control prior to the transaction. The TSAs provide for Crescent Gulf to reimburse Crimson for employees’ salaries and benefits and administrative services provided on their behalf. The TSA reimbursement will be presented net within transportation and distribution expense and general and administrative expense. This adjustment of $3.5 million reflects the net presentation in transportation and distribution expense ($386 thousand) and general and administrative expense ($3.1 million) of the costs incurred and reimbursed under the TSA agreements in the unaudited pro forma combined statement of operations.

Exhibit 99.3
6e) This adjustment reflects the elimination of interest expense and the amortization of debt issuance costs associated with the CorEnergy Credit Facility with Regions Bank of $1.4 million.

6f) This adjustment reflects the write-off of remaining deferred debt issuance costs associated with the CorEnergy Credit Facility with Regions Bank on January 1, 2020 of $1.5 million.

6g) This adjustment reflects the impact of the non-controlling interest of $120 thousand for activities in 6c) related to Crimson for which CorEnergy only holds a 49.50 percent interest.

Note 7 - Other Transaction Accounting Adjustments - Pinedale Transaction

A. Adjustments to the Unaudited Pro Forma Combined Balance Sheet as of December 31, 2020 for the Pinedale Transaction

The sale of the Pinedale LGS occurred on June 30, 2020; and therefore, the disposal of the asset is already reflected in the Company’s historical balance sheet as of December 31, 2020.

B. Adjustments to the Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 2020, as if the Pinedale Transaction occurred on January 1, 2020.

The adjustments to the unaudited pro forma combined statement of operations for the year ended December 31, 2020 are as follows:

7a): This adjustment reflects the elimination of lease revenue of $11.1 million related to the Pinedale Lease Agreement, which was terminated on June 30, 2020.

7b): The adjustment reflects the pro forma decrease in management fee expense under the Management Agreement between the Company and the Manager of approximately $1.2 million for the first and second quarters of 2020 due to a reduction in the assets under management resulting from the Pinedale Transaction.

7c): This adjustment reflects the pro forma decrease in general and administrative expense of $1.0 million, primarily for legal and consulting costs related to the sale of the Pinedale LGS.

7d): This adjustment reflects the elimination of depreciation and amortization expense of $3.6 million as a result of the sale of the Pinedale LGS and termination of the Pinedale Lease Agreement.

7e): The adjustment reflects the elimination of interest expense of $1.2 million as a result of the settlement of the Amended Pinedale Term Credit Facility.

7f): CorEnergy operates as a REIT and therefore, the pro forma adjustments to the combined statement of operations for the Pinedale Transaction do not have an impact on income taxes.

Note 8 - Crimson California Other Information

For the years ended December 31, 2020 and 2019, the volumes associated with the Crimson California combined historical financial statements were 196,388 barrels per day (bpd) and 104,457 bpd, respectively. The increase in bpd for 2020 is primarily due to the acquisition of the San Pablo Bay System and other proprietary assets from Shell Pipeline Company, LP (collectively, the “SBP Acquisition”) described further below.

In March of 2020, Crimson California completed the SBP Acquisition. Crimson California’s historical combined statement of operations for the year ended December 31, 2020 does not reflect revenue and expenses from the SPB Acquisition for January and February of 2020 due to the timing of the acquisition. Unaudited revenue for the two months ended February 28, 2020 related to the SPB Acquisition was $13.0 million. The unaudited expenses for the two months ended February 28, 2020 were $10.8 million under Shell Pipeline Company’s ownership. These

Exhibit 99.3
expenses are not representative of expenses incurred since Crimson California acquired the assets and may not be representative of future expenses.

Note 9 - Pro Forma Loss Per Share

Pro forma net loss per common share is determined by dividing the pro forma net loss attributable to common stockholders, adjusted for the non-controlling interest in Crimson California, and the impact from the transaction and other transaction adjustments outlined above by the weighted average common stock outstanding to determine both the basic and diluted net loss per common share. The pro forma adjustments do not impact the weighted average shares of common stock outstanding.

Pro Forma Loss per Share	Year Ended December 31, 2020
Net loss attributable to CorEnergy stockholders	$(347,027,711)
Less: Preferred dividend requirements	9,189,809
Net loss attributable to common stockholders	$(356,217,520)
Weighted average shares - basic	13,650,718
Basic loss per share	$(26.10)

Net loss attributable to common stockholders (from above)	$(356,217,520)
Add: After-tax effect of convertible interest(1)	—
Loss attributable for dilutive securities	$(356,217,520)
Weighted average shares - diluted	13,650,718
Diluted loss per share	$(26.10)
(1) The diluted per share calculation excludes a dilutive adjustment for convertible note interest expense as the calculation is antidilutive.

Note 10 - Impact of Non-Recurring Items

The unaudited pro forma combined statement of operations includes non-recurring gains and losses related to the Company’s and Crimson California’s historical financial statements for the year ended December 31, 2020. These non-recurring gains and losses are not related to the Crimson Transaction and therefore have not been reflected as pro forma adjustments. These historical non-recurring gains and losses relate to assets that have been sold or market conditions that existed during 2020, including the decline in the energy markets and the impacts of the COVID-19 pandemic. These non-recurring items for the year ended December 31, 2020 include the following:

CorEnergy Historical Financial Statements

•Loss on impairment of leased property for the GIGS asset, which was sold in connection with the Crimson Transaction - $140.3 million
•Deferred rent receivable write-off for the GIGS Lease due to the EGC Tenant’s nonpayment of rent - $30.1 million
•Loss on impairment and disposal of leased property for the Pinedale LGS, which was sold on June 30, 2020 - $146.5 million
•Loss on termination of lease related to the termination of the Pinedale Lease Agreement on June 30, 2020 - $458 thousand
•Gain on extinguishment of debt related to the asset level credit facility secured by the Pinedale LGS, which was settled and extinguished in connection with the Pinedale LGS sale on June 30, 2020 - $11.0 million

Exhibit 99.3
Crimson California Historical Financial Statements

•Loss on impairment of property and equipment for Crimson California’s KLM pipeline system - $55.7 million